NORTHLAND CRANBERRIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
YEAR ENDED AUGUST 31, 2004
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Historical	Adjustment	As Adjusted
Net revenues	$74,045	$0	$74,045
Cost of sales	(50,969)	0	(50,969)

Gross profit	23,076	0	23,076
Selling, general and administrative expenses	(18,996)	0	(18,996)
Write down of long-lived assets and assets held for
sale	(558)	0	(558)
Gain on disposal of business and property and
equipment	2,851	0	2,851
Other income	3,000	0	3,000

Income (loss) from operations	9,373	0	9,373
Interest expense	(2,886)	0	(2,886)
Gain on debt extinguishment	5,339	0	5,339
Interest income	47	0	47

Income (loss) before income taxes	11,873	0	11,873

Income tax benefit	6,156	0	6,156

Net income (loss)	$18,029	$0	$18,029

Net income (loss) per common share:
Basic:	$0.19	$0.00	$0.19
Diluted:	$0.18	$0.00	$0.18
Shares used in computing net income (loss) per share:
Basic	93,403,758	93,403,758	93,403,758
Diluted	100,939,523	100,939,523	100,939,523

See notes to unaudited pro forma condensed consolidated financial statements.

NORTHLAND CRANBERRIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED MAY 31, 2005
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Historical	Adjustment	As Adjusted
Net revenues	$28,126	$0	$28,126
Cost of sales	(20,070)	0	(20,070)

Gross profit	8,056	0	8,056
Selling, general and administrative expenses	(5,395)	0	(5,395)
Gain on disposal of property and equipment	13,920	0	13,920

Income from operations	16,581	0	16,581
Interest expense	(2,349)	0	(2,349)
Loss on debt extinguishment	(764)	0	(764)
Interest income	128	0	128

Income before income taxes	13,596	0	13,596
Income tax expense	(6,414)	0	(6,414)

Income from continuing operations	$7,182	$0	$7,182

Income from continuing operations
per common share
Basic:	$0.08	$0.00	$0.08
Diluted:	$0.07	$0.00	$0.07
Shares used in computing income from continuing
operations per share:
Basic	94,091,633	94,091,633	94,091,633
Diluted	100,303,270	100,975,372	100,975,372

See notes to unaudited pro forma condensed consolidated financial statements.

NORTHLAND CRANBERRIES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MAY 31, 2005
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Historical	Adjustment	As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$5,248	$4,800	$10,048
Accounts receivable - net	1,135	0	1,135
Note receivable and accounts receivable - other	2,788	0	2,788
Inventories	14,093	(700)	13,393
Prepaid expenses and other current assets	630	0	630
Assets held for sale	1,532	0	1,532

Total current assets	25,426	4,100	29,526
Property and equipment - net	22,893	(4,400)	18,493
Other assets	809	0	809

Total assets	$49,128	$(300)	$48,828

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,653	$0	$3,653
Accrued liabilities	2,181	0	2,181
Current maturities of long-term debt:
Outstanding principal payments	250	0	250

Total current liabilities	6,084	0	6,084
Long-term debt, less current maturities:
Outstanding principal payments	225	0	225

Total liabilities	6,309	0	6,309

Shareholders' equity:
Common stock - Class A, $.01 par value, 94,091,633 shares
issued and outstanding	941	0	941
Redeemable preferred stock - Series B, $.01 par value, 100
shares issued and outstanding	0	0	0
Additional paid-in capital	154,902	0	154,902
Accumulated deficit	(113,024)	(300)	(113,324)

Total shareholders' equity	42,819	(300)	42,519

Total liabilities and shareholders' equity	$49,128	$(300)	$48,828

See notes to unaudited pro forma condensed consolidated financial statements.

NORTHLAND CRANBERRIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The pro forma financial data do not purport to project our results of operations for the current year or for any future period. The pro forma financial data are based upon, and should be read in connection with, the latest audited consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004 and the Company’s Quarterly Report on Form 10-Q for the nine months ended May 31, 2005.

The pro forma condensed consolidated statements of income for the year ended August 31, 2004 and for the nine months ended May 31, 2005 have been prepared showing no adjustment as the purchaser entered into a long term contract to sell the cranberry crop to Northland, therefore no change in revenue or costs are anticipated as result of the sale.

The pro forma condensed consolidated statements of income do not reflect the loss on the sale of a cranberry marsh of approximately $0.3 million (net of income taxes).

The unaudited pro forma condensed consolidated balance sheets as of May 31, 2005 have been prepared to reflect the sale by the Company of a cranberry marsh. The pro forma adjustments as of May 31, 2005 reflect the following (a) the receipt of cash from the sale of a cranberry marsh; and (b) the assets sold.